EXHIBIT 10.22.1


                          GAS TRANSPORTATION AGREEMENT
                       (For Use Under FT-A Rate Schedule)

     THIS AGREEMENT is made and entered into as of the 1st day of September, 1993, by and between TENNESSEE GAS PIPELINE COMPANY, a Delaware Corporation, hereinafter referred to as "Transporter" and BOSTON GAS CO, a MASSACHUSETTS Corporation, hereinafter referred to as "Shipper". Transporter and Shipper shall collectively be referred to herein as the "Parties."

                             ARTICLE I - DEFINITIONS

1.1 TRANSPORTATION QUANTITY (TQ) - shall mean the maximum daily quantity of gas which Transporter agrees to receive and transport on a firm basis, subject to Article II herein, for the account of Shipper hereunder on each day during each year during the term hereof, which shall be 41,687 dekatherms. Any limitations of the quantities to be received from each Point of Receipt and/or delivered to each Point of Delivery shall be as specified on Exhibit "A" attached hereto.

1.2 EQUIVALENT QUANTITY - shall be as defined in Article I of the General Terms and Conditions of Transporter's FERC Gas Tariff.

                           ARTICLE II - TRANSPORTATION

Transportation Service - Transporter agrees to accept and receive daily on a firm basis, at the Point(s) of Receipt from Shipper or for Shipper's account such quantity of gas as Shipper makes available up to the Transportation Quantity, and to deliver to or for the account of Shipper to the Point(s) of Delivery an Equivalent Quantity of gas.

                 ARTICLE III - POINT(S) OF RECEIPT AND DELIVERY

The Primary Point(s) of Receipt and Delivery shall be those points specified on Exhibit "A" attached hereto.

                                   ARTICLE IV

All facilities are in place to render the service provided for in this Agreement.

        ARTICLE V - QUALITY SPECIFICATIONS AND STANDARDS FOR MEASUREMENT

For all gas received, transported and delivered hereunder the Parties agree to the Quality Specifications and Standards for Measurement as specified in the General Terms and Conditions of Transporter's FERC Gas Tariff Volume No. 1. To the extent that no new measurement facilities are installed to provide service hereunder, measurement operations will continue in the manner in which they have previously been handled. In the event that such facilities are not operated by Transporter or a downstream pipeline, then responsibility for operations shall be deemed to be Shipper's.

              ARTICLE VI - RATES AND CHARGES FOR GAS TRANSPORTATION

6.1 TRANSPORTATION RATES - Commencing upon the effective date hereof, the rates, charges, and surcharges to be paid by Shipper to Transporter for the transportation service provided herein shall be in accordance with Transporter's Rate Schedule FT-A and the General Terms and Conditions of Transporter's FERC Gas Tariff. Except as provided to the contrary in any written or electronic agreement(s) between Transporter and Shipper in effect during the term Agreement, Shipper shall pay Transporter the applicable maximum rate(s) and all other applicable charges and surcharges specified in the Summary of Rates in Transporter's FERC Gas Tariff and in this Rate Schedule. Transporter and Shipper may agree that a specific discounted rate will apply only to certain volumes under the agreement. Transporter and Shipper may agree that a specified discounted rate will apply only to specified volumes (MDQ, TQ, commodity volumes, Extended Receipt and Delivery Service Volumes or Authorized Overrun volumes) under the Agreement; that a specified discounted rate will apply only if specified volumes are achieved (with the maximum rates applicable to volumes above the specified volumes or to all volumes if the specified volumes are never achieved); that a specified discounted rate will apply only during specified periods of the year or over a specifically defined period of time; that a specified discounted rate will apply only to specified points, zones, markets or other defined geographical area; and/or that a specified discounted rate will apply only to production or reserves committed or dedicated to Transporter. Transporter and Shipper may agree to a specified discounted rate pursuant to the provisions of this Section 6.1 provided that the discounted rate is between the applicable maximum and minimum rates for this service.

6.2 INCIDENTAL CHARGES - Shipper agrees to reimburse Transporter for any filing or similar fees, which have not been previously paid for by Shipper, which Transporter incurs in rendering service hereunder.

6.3 CHANGES IN RATES AND CHARGES - Shipper agrees that Transporter shall have the unilateral right to file with the appropriate regulatory authority and make effective changes in (a) the rates and charges applicable to service pursuant to Transporter's Rate Schedule FT-A, (b) the rate schedule(s) pursuant to which service hereunder is rendered, or (c) any provision of the General Terms and Conditions applicable to those rate schedules. Transporter agrees that Shipper may protest or contest the aforementioned filings, or may seek authorization from duly constituted regulatory authorities for such adjustment of Transporter's existing FERC Gas Tariff as may be found necessary to assure Transporter just and reasonable rates.

                       ARTICLE VII - BILLINGS AND PAYMENTS

Transporter shall bill and Shipper shall pay all rates and charges in accordance with Articles V and VI, respectively, of the General Terms and Conditions of Transporter's FERC Gas Tariff.

                   ARTICLE VIII - GENERAL TERMS AND CONDITIONS

This Agreement shall be subject to the effective provisions of Transporter's Rate Schedule FT-A and to the General Terms and Conditions incorporated therein, as the same may be changed or superseded from time to time in accordance with the rules and regulations of the FERC.

                             ARTICLE IX - REGULATION

9.1 This Agreement shall be subject to all applicable and lawful governmental statutes, orders, rules and regulations and is contingent upon the receipt and continuation of all necessary regulatory approvals or authorizations upon terms acceptable to Transporter. This Agreement shall be void and of no force and effect if any necessary regulatory approval is not so obtained or continued. All Parties hereto shall cooperate to obtain or continue all necessary approvals or authorizations, but no Party shall be liable to any other Party for failure to obtain or continue such approvals or authorizations.

9.2 The transportation service described herein shall be provided subject to Subpart G, Part 284, of the FERC Regulations.

                ARTICLE X - RESPONSIBILITY DURING TRANSPORTATION

Except as herein specified, the responsibility for gas during transportation shall be as stated in the General Terms and Conditions of Transporter's FERC Gas Tariff Volume No. 1.

                             ARTICLE XI - WARRANTIES

11.1 In addition to the warranties set forth in Article IX of the General Terms and Conditions of Transporter's FERC Gas Tariff, Shipper warrants the following:

     (a) Shipper warrants that all upstream and downstream transportation arrangements are in place, or will be in place as of the requested effective date of service, and that it has advised the upstream and downstream transporters of the receipt and delivery points under this Agreement and any quantity limitations for each point as specified on Exhibit "A" attached hereto. Shipper agrees to indemnify and hold Transporter harmless for refusal to transport gas hereunder in the event any upstream or downstream transporter fails to receive or deliver gas as contemplated by this Agreement.

     (b) Shipper agrees to indemnify and hold Transporter harmless from all suits, actions, debts, accounts, damages, costs, losses and expenses (including reasonable attorneys fees) arising from or out of breach of any warranty by Shipper herein.

11.2 Transporter shall not be obligated to provide or continue service hereunder in the event of any breach of warranty.

                               ARTICLE XII - TERM

12.1 This contract shall be effective as of 1 September, 1993 and shall remain in force and effect, unless modified as per Exhibit B, until 31 October, 2008 ("Primary Term") and on a month to month basis thereafter unless terminated by either Party upon at least thirty (30) days prior written notice to the other Party; provided, however, that if the Primary Term is one year or more, then any rights to Shipper's extension of this Agreement after the Primary Term shall be governed by Article III, Section 10.4 of the General Terms and Conditions of Transporter's FERC Gas Tariff; provided further, if the FERC or other governmental body having jurisdiction over the service rendered pursuant to this Agreement authorizes abandonment of such service, this Agreement shall terminate on the abandonment date permitted by the FERC or such other governmental body.

12.2 Any portions of this Agreement necessary to resolve or cash-out imbalances under this Agreement as required by the General Terms and Conditions of Transporter's Tariff, shall survive the other parts of this Agreement until such time as such balancing has been accomplished; provided, however, that Transporter notifies Shipper of such imbalance not later than twelve months after the termination of this Agreement.

12.3 This Agreement will terminate automatically upon written notice from Transporter in the event Shipper fails to pay all of the amount of any bill for service rendered by Transporter hereunder in accord with the terms and conditions of Article VI of the General Terms and Conditions of Transporter's FERC Gas Tariff.

                              ARTICLE XIII - NOTICE

Except as otherwise provided in the General Terms and Conditions applicable to this Agreement, any notice under this Agreement shall be in writing and mailed to the post office address of the Party intended to receive the same, as follows:

           TRANSPORTER:        Tennessee Gas Pipeline Company
                               P. 0. Box 2511
                               Houston, Texas 77252-2511

                               Attention: Director, Transportation Control

           SHIPPER:
                     NOTICES:  BOSTON GAS CO
                               One Beacon Street
                               34th Floor
                               Boston, MA 02108

                               Attention: Elizabeth Danehy

           BILLING:            BOSTON GAS CO
                               201 Rivermoor Street
                               West Roxbury, MA 02132

                               Attention: Gas Resources Department

or to such other address as either Party shall designate by formal written notice to the other.

                            ARTICLE XIV - ASSIGNMENTS

14.1 Either Party may assign or pledge this Agreement and all rights and obligations hereunder under the provisions of any mortgage, deed of trust, indenture, or other instrument which it has executed or may execute hereafter as security for indebtedness. Either Party may, without relieving itself of its obligation under this Agreement, assign any of its rights hereunder to a company with which it is affiliated. Otherwise, Shipper shall not assign this Agreement or any of its rights hereunder, except in accord with Article III, Section 11 of the General Terms and Conditions of Transporter's FERC Gas Tariff.

14.2 Any person which shall succeed by purchase, merger, or consolidation to the properties, substantially as an entirety, of either Party hereto shall be entitled to the rights and shall be subject to the obligations of its predecessor in interest under this Agreement.

                           ARTICLE XV - MISCELLANEOUS

15.1 The interpretation and performance of this Contract shall be in accordance with and controlled by the laws of the State of Texas, without regard to the doctrines governing choice of law.

15.2 If any provisions of this Agreement is declared null and void, or voidable, by a court of competent jurisdiction, then that provision will be considered severable at either Party's option; and if the severability option is exercised, the remaining provisions of the Agreement shall remain in full force and effect.

15.3 Unless otherwise expressly provided in this Agreement or Transporter's Gas Tariff, no modification of or supplement to the terms and provisions stated in this agreement shall be or become effective until Shipper has submitted a request for change through the PASSKEY and Shipper has been notified through PASSKEY of Transporter's agreement to such change.

15.4 Exhibit "A" attached hereto is incorporated herein by reference and made a part hereof for all purposes.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first hereinabove written.

                     TENNESSEE GAS PIPELINE COMPANY


                     BY: /s/ Randall G. Shorre
                     ----------------------------
                     Randall G. Schorre
                     Agent and Attorney-in-Fact


                     BOSTON GAS COMPANY

                     BY:  /s/ William R. Luthern
                      ----------------------------
                     TITLE:  VICE PRESIDENT
                             DATE: 3 DEC 94

                                   EXHIBIT "A"
                         TO GAS TRANSPORTATION AGREEMENT
                            DATED September 1st, 1993
                         TENNESSEE GAS PIPELINE COMPANY
                                       AND
                                  BOSTON GAS CO

SERVICE PACKAGE: 623

SERVICE PACKAGE TO: 41,687

AMENDMENT EFFECTIVE DATE: SEPTEMBER 1ST, 1993

 METER   AMD  METER NAME                       INTERCONNECT PARTY NAME      COUNTY            ST     ZONE    R/D   LEG    METER-TQ

------------------------------------------------------------------------------------------------------------------------------------
 07OO18   0  TGP - NORTHERN STORAGE WITHDRA                                 POTTER            PA      04      R     300    41,687

 020108   0   BOSTON-SOUTHBRIDGE MASS          BOSTON GAS CO                WORCESTER         MA      06      D     200     7,750

 020110   0   BOSTON-CLINTON MASS              BOSTON GAS CO                WORCESTER         MA      06      D     200     3,450

 020111   0   BOSTON-LEOMINSTER MASS           BOSTON GAS CO                WORCESTER         MA      06      D     200     7,100

 020115   0   BOSTON-ARLINGTON MASS            BOSTON GAS CO                MIDDLESEX         MA      06      D     200    39,767

 020116   0   BOSTON-REVERE MASS               BOSTON GAS CO                MIDDLESEX         MA      06      D     200     6,065

 020117   0   BOSTON-LYNN MASS                 BOSTON GAS CO                ESSEX             MA      06      D     200    14,321

 020118   0   BOSTON-BEVERLY-SALEM MASS        BOSTON GAS CO                ESSEX             MA      06      D     200     5,550

 020119   0   BOSTON-GLOUCESTER MASS           BOSTON GAS CO                ESSEX             MA      06      D     200     6,895

 020136   0   BOSTON-READING MASS              BOSTON GAS CO                MIDDLESEX         MA      06      D     200    16,500

 020191   0   BOSTON-SPENCER MASS              BOSTON GAS CO                WORCESTER         MA      06      D     200     4,300

 020192   0   BOSTON-LEXINGTON MASS            BOSTON GAS CO                MIDDLESEX         MA      06      D     200     5,200

 020341   0   BOSTON-BURLINGTON MASS           BOSTON GAS CO                MIDDLESEX         MA      06      D     200    16,200

 020343   0   BOSTON- LYNN FIELD MASS          BOSTON GAS CO                ESSEX             MA      06      D     200     4,300

 020389   0   BOSTON-W PEABODY MASS            BOSTON GAS CO                ESSEX             MA      06      D     200     3,050


 METER    MINIMUM PRESSURE
 -------------------------
 07OO18
 020108       100  LBS
 020110       100  LBS
 020111       100  LBS
 020115       100  LBS
 020116       100  LBS
 020117       100  LBS
 020118       100  LBS
 020119       100  LBS
 020136       100  LBS
 020191       100  LBS
 020192       100  LBS
 020341       100  LBS
 020343       100  LBS
 020389       100  LBS



NUMBER OF RECEIPT POINTS: 1
NUMBER OF DELIVERY POINTS: 14